                               ------------------------------------------------
                               CONTRACT: C600907002-004        PAGE   2
                                         -------------

-------------------------------------------------------------------------------

     AMENDMENT #004 TO CONTRACT C600907002

     TITLE:  CONSULTING SERVICES - IEF CASE TOOL

     CONTRACT PERIOD:  SEPTEMBER 1, 1997 THROUGH AUGUST 31, 1998

     THE STATE OF MISSOURI HEREBY EXERCISES ITS OPTION TO RENEW THE ABOVE-REFERENCED CONTRACT.

     THE CONTRACTOR SHALL INDICATE ON THE ATTACHED PRICING PAGE(S) THE FIRM FIXED PRICES FOR THE ABOVE CONTRACT PERIOD. ANY PRICES QUOTED MUST NOT EXCEED THE PERCENTAGE OF DECREASE STATED IN THE CONTRACT (-2%).

     ALL OTHER TERMS, CONDITIONS AND PROVISIONS OF THE PREVIOUS CONTRACT PERIOD SHALL REMAIN THE SAME AND APPLY HERETO. THE CONTRACTOR SHALL SIGN AND RETURN THIS DOCUMENT, ALONG WITH COMPLETED PRICING, ON OR BEFORE THE DATE INDICATED.

     NOTE: THE CONTRACTOR'S FAILURE TO COMPLETE AND RETURN THIS DOCUMENT SHALL NOT STOP THE ACTION SPECIFIED HEREIN. IF THE CONTRACTOR FAILS TO COMPLETE AND RETURN THIS DOCUMENT PRIOR TO THE RETURN DATE SPECIFIED OR THE EFFECTIVE DATE OF THE CONTRACT PERIOD STATED ABOVE, WHICHEVER IS LATER, THE STATE MAY RENEW THE CONTRACT AT THE SAME PRICE(S) AS THE PREVIOUS CONTRACT PERIOD OR AT THE PRICE(S) ALLOWED BY THE CONTRACT, WHICHEVER IS LOWER.
-------------------------------------------------------------------------------

                                        ------------------------------------

                                        CONTRACT:  C600907002-004  PAGE   3
                                                   --------------

-------------------------------------------------------------------------------------------------------------

LINE                                                                                          RENEWAL
ITEM    C/S DESCRIPTION                                             U/M                      UNIT PRICE
00001   C/S CODE:  708919010030                                     DAY                       $768.32
        DATA PROCESSING SERVICES: IEF CASE TOOL CONSULTING
        SERVICES, PER CONSULTANT/DAY CATEGORY ONE SERVICES

00002   C/S CODE:  708919010041                                     HR                        $ 96.04
        DATA PROCESSING SERVICES: IEF CASE TOOL CONSULTING
        SERVICES, PER HOUR
        CATEGORY ONE SERVICES

00003   C/S CODE:  708919010030                                     DAY                       $768.32
        DATA PROCESSING SERVICES: IEF CASE TOOL CONSULTING
        SERVICES, PER CONSULTANT/DAY CATEGORY TWO SERVICES

00004   C/S CODE:  708919010041                                     HR                        $ 96.04
        DATA PROCESSING SERVICES: IEF CASE TOOL CONSULTING
        SERVICES, PER HOUR
        CATEGORY TWO SERVICES

-------------------------------------------------------------------------------------------------------------

                                                                   Exhibit 10.29



                                BID RESPONSE FOR

                               STATE OF MISSOURI

    ----------------------------------------------------------------------


                      Consulting Services - IEF CASE Tool

    ----------------------------------------------------------------------

                                 June 21, 1996




                         [Encore Consulting, Inc. logo]

                               TABLE OF CONTENTS
                               -----------------

EXECUTIVE SUMMARY............................................    3

RESPONSE TO IFB GENERAL REQUIREMENTS.........................    5

  1.  SUBMISSION OF BIDS.....................................    5
  2.  BID EVALUATION/CONTRACT AWARD..........................    5

COST.........................................................    7

EXPERIENCE AND RELIABILITY...................................    9

  MISSION STATEMENT..........................................    9
  PHILOSOPHY.................................................    9
  BACKGROUND.................................................   13
  BENEFITS...................................................   15
  CATEGORY 1 EXPERIENCE......................................   16
    Environmental Assessments................................   16
    Roadmap..................................................   16
    Development Coordination.................................   17
    Information Strategy Planning............................   17
    Performance/Check Point Reviews..........................   17
  CATEGORY 2 EXPERIENCE......................................   17
    Missouri State Highway Patro.............................   18
    Missouri Highway and Transportation Department...........   18
    Missouri Department of Labor.............................   18
    Missouri Department of Mental Health.....................   19
    Missouri Department of Natural Resources.................   19
    Missouri Office of State Courts Administrator............   19
    Missouri Department of Social Services...................   19
    Alaska Department of Labor...............................   19
    Kansas State Rehabilitative Services.....................   19
    Kentucky Department of Social Services...................   19
    Nebraska Department of Social Services...................   20
    New Mexico Human Services Department.....................   20
    Texas Department of Transportation.......................   20
    Department of Agriculture (Federal)......................   20
    Department of Education (Federal)........................   20
    Federal Reserve Bank of St. Louis, Missouri..............   20
    U.S. Army - Department of Defense........................   20
SUBCONTRACTING RELATIONSHIPS.................................   21
    Eduteach, Inc. (State of Missouri MBE vendor #6667457)...   21

    Fitech, Inc..............................................    21
    Johnston McLamb CASE Solutions...........................    22
    Skyler-Marks, Inc........................................    23
  MINORITY PARTICIPATION.....................................    24
    Eduteach, Inc. (State of Missouri MBE vendor #6667457)...    24
  REFERENCES.................................................    24

EXPERTISE OF CONSULTANTS.....................................    25

  CONSULTING APPROACH........................................    25
  CATEGORY 1 PROJECTS........................................    28
    Environmental Assessments................................    28
    Roadmap..................................................    28
    Development Coordination.................................    29
    Implementation Strategy Planning.........................    29
    Performance/Check Point Reviews..........................    34
  CATEGORY 2 PROJECTS........................................    35
    Missouri State Highway Patrol............................    35
    Missouri Highway and Transportation Department...........    38
    Missouri Department of Labor.............................    42
    Missouri Department of Mental Health.....................    43
    Missouri Department of Natural Resources.................    46
    Missouri Office of State Courts Administrator............    47
    Missouri Department of Social Services...................    47
    Alaska Department of labor...............................    50
    Kansas State Rehabilitative Services (SRS)...............    51
    Kentucky Department of Social Services...................    52
    State of Nebraska Department of Social Services..........    53
    State of New Mexico Human Services Department............    54
    Texas Department of Transportation.......................    54
    Department of Agriculture (Federal)......................    55
    Department of Education (Federal)........................    55
    Federal Reserve Bank of St. Louis, Missouri..............    56
    U.S. Army - Department of Defense........................    57
    Other Projects by Category...............................    58

RESUMES - PERSONNEL CURRENTLY ON-SITE........................    61

RESUMES - AVAILABLE PERSONNEL................................   161

EXHIBIT A - BIDDER'S REFERENCES..............................   291

EXHIBIT B - DOCUMENTATION OF MINORITY PARTICIPATION..........   295

--------------------------------------------------------------------------------
                                                               Executive Summary

EXECUTIVE SUMMARY

Encore Consulting, Incorporated is pleased to have the opportunity to respond to the Invitation For Bid for the "Consulting Services - IEF Case Tool" contract for the State of Missouri. Members of the Encore Team have provided IEF consulting services to the State of Missouri for several years. In fact, one or more members of the Encore Team have consulted on the majority of the IEF projects initiated by the State of Missouri since the first pathfinder projects began four years ago.

We are proud of our long term partnership with the State of Missouri and look forward to our continued relationship. Encore is committed to helping the State of Missouri achieve success in utilizing the Composer/IEF product and our consultants have worked hard to demonstrate that commitment by "going the extra mile" on their consulting engagements. We have striven to demonstrate integrity and a strong work ethic throughout our business relationships with individuals at the State.

Encore is committed to providing senior level Composer/IEF consultants who possess both the interpersonal relationship skills and the technical skills necessary for successful team building and project implementation. In addition to excellent consulting skills, the Encore Team has significant state government domain expertise developed on engagements in Missouri, Alaska, Florida, Kansas, Kentucky, Nebraska, New Mexico and Texas. Our consultants also have extensive application development backgrounds in a number of industries. This depth of experience enables them to provide effective consulting solutions on a wide range of applications.

As the Encore Team has consulted in the various State of Missouri departments, we have been able to facilitate the sharing of information on development coordination and action diagramming standards, PrAD specifications, GUI design techniques and modeling approaches across the different State agencies. We believe that helping the agencies to develop this kind of synergy is an important contribution to the State of Missouri's success.

As mentors to their project teams, Encore consultants have a genuine interest in helping our customers become more effective in their understanding of the Information Engineering Methodology and in their use of the Composer/IEF toolset. Our consultants continue to receive additional training in order to remain current in both the toolset and in the alternate project life cycle approaches utilized in the Composer/IEF development process.

With an ever increasing network of contacts in the Composer/IEF consulting services industry, Encore is in an excellent position to continue to supply consulting resources of the same high caliber as those presently working on projects at the State of Missouri.

--------------------------------------------------------------------------------
                      RESPONSE TO IFB GENERAL REQUIREMENTS

RESPONSE TO IFB GENERAL REQUIREMENTS

Encore acknowledges the "Contractual Requirements" and "Performance Requirements" as specified in Part II and Part III of the IFB and will comply with these requirements.

1. SUBMISSION OF BIDS

Encore acknowledges and will comply with the submission of bids requirements outlined in the Submission of Bids section of the IFB.

2. BID EVALUATION/CONTRACT AWARD

We understand the bid evaluation criteria and will comply with the bid evaluation/contract award requirements outlined in the Bid Evaluation/Contract Award section of the IFB.

--------------------------------------------------------------------------------
                                                                            COST

--------------------------------------------------------------------------------
COST

                                    REVISED
                                    -------

                                 Pricing Pages
                                 -------------

The bidder must indicate below a firm, fixed per day price for Category One consulting services and/or Category Two consulting services. In addition, the bidder should provide a firm, fixed per hour price for Category One and/or Category Two consulting services to accommodate the provision of services from one (1) consultant (i.e., the same consultant) to more than one (1) state agency on the same day. The bidder's per hour price when multiplied by six (6) hours should not be greater than the bidder's stated per day price, as applicable, for Category One and/or Category Two consulting services. In the event that the per hour price is left blank, the bidder's per hour price shall be the per day price divided by eight (8) for the applicable Category of consulting services.

                                  CATEGORY ONE
                                  ------------

                       Technology Implementation Planning
                       ----------------------------------

Firm, fixed per day price for Category One consulting services: $784. per day
                                                                -----

Firm, fixed per hour price for Category One consulting services: $98. per hour
                                                                -----

The bidder should provide the applicable per day price(s) for Block of Days of continuous Category One services:

Per Consultant,                 Block of             Extended
Per Day Price        x            Days         x  =   Price
---------------                 ---------            --------
     $784            x              1 day      x  =    $  784.
     ----                                              -------
     $784            x             30 days     x  =    $23520.
     ----                                              -------
     $784            x             60 days     x  =    $47040.
     ----                                              -------
     $784            x             90 days     x  =    $70560.
     ----                                              -------
     $784            x  (greater   90 days     x  =    $94080.
     ----                than)                         -------

                                  CATEGORY TWO
                                  ------------

                            APPLICATION DEVELOPMENT

Firm, fixed per day price for Category Two consulting services: $784. per day
                                                                -----

Firm, fixed per hour price for Category Two consulting services: $98. per hour
                                                                -----

The bidder should provide the applicable per day price(s) for Block of Days of continuous Category Two services:

Per Consultant,                 Block of              Extended
Per Day Price        x            Days         x       Price
---------------                 ---------             --------
   $784              x              1 day      x       $  784.
   ----                                                -------
   $784              x             30 days     x       $23520.
   ----                                                -------
   $784              x             60 days     x       $47040.
   ----                                                -------
   $784              x             90 days     x       $70560.
   ----                                                -------
   $784              x  (greater   90 days     x       $94080.
   ----                  than)                         -------

                                 PRICING PAGES

                                 RENEWAL OPTION

                                      FOR

                                   ALL PRICES

The Division of Purchasing and Materials Management shall have the sole option to renew the contract in one (1) year increments, or a portion thereof, for a maximum total of two (2) additional years.

The bidder must indicate below the maximum allowable percentage of price increase or guaranteed minimum percentage of price decrease applicable to the
            ----------
renewal option periods. If a percentage is not quoted (i.e., left blank), the state shall have the right to execute the option at the same price(s) quoted for the original contract period. Statements such as "a percentage of the then-current price" or "consumer price index" are NOT ACCEPTABLE.

All increases or decreases shall be calculated against the ORIGINAL contract
                                                           --------
price, NOT against the previous year's price.  A CUMULATIVE CALCULATION SHALL
       -------------------------------------
NOT BE UTILIZED.

The percentages indicated below will be used in the cost evaluation to determine the potential maximum financial liability to the State of Missouri.

NOTICE:  DO NOT COMPLETE BOTH A MAXIMUM INCREASE AND A MINIMUM DECREASE FOR THE
         ------
SAME RENEWAL PERIOD.

1.  Hourly Prices:
    -------------

                                        Maximum Increase                OR   Minimum Decrease
                                 -------------------------------
1st Renewal Period:               original price + __________%         OR  original price - 2%
2nd Renewal Period                original price + __________%         OR  original price - 4%

--------------------------------------------------------------------------------
                                                      Experience and Reliability

EXPERIENCE AND RELIABILITY

The following sections of the bid response address the requirements of sections 4.1, 4.2 and 4.3 of the Experience and Reliability portion of the bidder's response.

MISSION STATEMENT

Encore Consulting is dedicated to providing quality consulting services at competitive rates. We believe that success is best achieved when a partnership exists between Encore and the customer. The Encore Team is determined to demonstrate integrity in our business relationships and a firm commitment to our customer's success.

PHILOSOPHY

Encore Consulting's philosophy is reflected by the values of the individuals on the Encore Team. A successful business relationship hinges on developing a partnership with the customer. This partnership approach entails a commitment to our customer's success which extends beyond what many firms might consider a job well done. Besides demonstrating a genuine interest in helping the State of Missouri to succeed, our team has put in many late night hours on such tasks as creating a set of Graphical User Interface (GUI) templates for the State's use, extra project work, reviewing models and developing creative project management approaches.

We understand that the State desires to utilize the Information Engineering Methodology and the various associated project development life cycles as they are presented in the Texas Instruments (TI) literature and courseware. Encore is committed to staying "in synch" with the "TI flavor" of methodology, while remaining flexible in responding to specific State of Missouri requirements.

We have been consistent participants at the monthly Missouri CASE Management meeting. The group was formed to provide a forum for State agencies using the Information Engineering Methodology (IEM) and the Composer/IEF toolset to share progress and knowledge gained with other agencies. The sharing of knowledge across

State agencies has helped to create positive momentum in the rollout of the Composer/IEF tool and has enabled a spirit of cooperation to develop among the agencies. This, in turn, has helped foster a successful working partnership involving the State of Missouri, Encore and TI.

It is our intent to be involved in the Jefferson City community. We are presently members of the Jefferson City Area Chamber of Commerce.

[Photo of Jefferson City Chamber of Commerce]

[Photo caption: "Encore celebrates joining the Jefferson City Chamber of Commerce with a ribbon cutting ceremony by the capitol."]

A member of the Encore Team is presently acting as a technical advisor to the Chamber to assist in the development of an Internet home page. The Chamber's home page will be used to promote tourism, electronic commerce, community calendaring and government information access. Encore is also working with the Convention and Visitor's Bureau on special events and is participating in the Chamber's effort to work with Lincoln University to improve the business "currency" of their educational curriculum.

Recently, Encore Consulting agreed to become the exclusive sponsor of the Capitol City Cycling Club for a period of two years. The club, located in Jefferson City, has 200 members who participate in numerous events in Missouri and surrounding states.

[Photo of Capitol City Cycle Club]

[Photo Caption: "Encore is proud to be the exclusive sponsor of the Capitol City Cycle Club of Jefferson City"]

Encore is also sponsoring a men's softball team in the Jefferson City Park league. The team represents the Missouri Highway and Transportation Department's Bridge Division. The team is made up exclusively of state employees and plays every Thursday evening at Binder Park in Jefferson City.

[Photo of softball team]

[Photo caption: "Encore is proud to sponsor a Jefferson City Park League softball team for the MHTD Bridge Division."]

Encore feels that being involved with the Jefferson City Chamber of Commerce and sponsoring activities such as the softball team and the cycle club are opportunities to give something back to the state agencies and the Jefferson City community. We are committed to increasing our involvement in the future.

BACKGROUND

The three principals of Encore Consulting, Inc. have played significant roles in the use of Composer/IEF at the State of Missouri. We believe that our experience with the Composer/IEF product, our participation in the majority of the Composer/IEF projects undertaken at the State of Missouri, and our professional relationship with the State of Missouri data processing community demonstrates the experience, reliability and integrity of our organization.

From March 1992 to June 1994, Dave Beman (as a Texas Instruments Consulting Manager) had account responsibility for the State government of Missouri, as well as for TI's Composer/IEF consulting accounts in Minnesota and Iowa. Dave's responsibilities at the State of Missouri included helping the State roll out Composer/IEF in various departments, as well as selling consulting and training engagements. He consulted on the initial `proof of concept" Composer/IEF projects at the State and taught numerous Composer/IEF classes to State of Missouri personnel. In June 1994, Dave joined Power Computing. Since joining Power (which was later acquired by BSG Consulting), Dave has provided consulting services to the Missouri State Highway Patrol, the Department of Mental Health, the Department of Social Services and the Department of Natural Resources.

Tom McLeod joined Power Computing in October of 1993 as Power's IEF Consulting Business Development Manager for the State of Missouri account. His responsibilities include client relationship management, selling consulting services, invoicing, recruiting new consultants and the general management tasks associated with running this segment of the consulting business. Over the last two and a half years, Tom has developed solid partnership relationships with a number of individuals in the various departments at the State of Missouri. Power Computing was sold to BSG Consulting in October of 1994 and Tom continued in his account management role for BSG.

In addition to his involvement with the State of Missouri account, Tom has served as the president of the Gateway Connection local Composer/IEF user group for the past year. Prior to serving as president, Tom served in variety of capacities over the last four years. In his roles in the user group, Tom has worked hard to foster cooperation between St. Louis area Composer clients and Texas Instruments. As a result of his involvement, Tom has developed numerous relationships with key individuals at Texas Instruments.

In February 1994, Bob Myers was hired by Power Computing to provide consulting support to the Highway and Transportation Department. In addition to a strong Composer/IEF project management background, Bob brought a wealth of technical expertise and Composer/IEF development experience to the Highway Department projects. Bob has also provided consulting expertise to the Department of Social Services and the Department of Natural Resources. He is the author of the GUI development templates currently in use at the Highway and Transportation Department and the Department of Social Services.

The Encore consulting team has extensive experience with State of Missouri application systems, as well as systems developed for other state and federal government agencies. Please refer to the expertise section of our bid response for details on the experience of the Encore Team with government applications at Missouri and other states.

In summary, the Encore Team has been involved with the introduction and use of Composer/IEF at the State of Missouri since its initial purchase. Our expertise with the Composer/IEF product, our demonstrated commitment to the State's success, and our existing relationships in the State data processing community place us in a position to continue to partner with the State in the successful delivery of Composer/IEF projects.

BENEFITS

The primary benefits to the State of Missouri in utilizing Encore Consulting are:

 . We have extensive experience in all phases of the Composer/IEF development process. This includes expertise in both the Information Engineering (IE) Methodology and the Composer/IEF toolset, as well as more specialized areas of IEF consulting.

 . The Encore Team possesses significant State of Missouri government application domain expertise which can be leveraged to deliver systems more quickly. In addition to our experience with numerous systems at the State of Missouri, the Encore Team has experience with systems developed by other state and federal government agencies.

 . One approach does not fit all application development situations. Encore consultants have the experience to deliver customized solutions which are responsive to the customer's needs.

 . We are genuinely interested in our customer's success and are committed to being "partners for success". During consulting engagements, we will work closely with the State to ensure the quality of the work being performed.

 . Encore has developed a set of GUI Client/Server templates and implementation techniques which can accelerate the systems development process.

Category 1 Experience

The Encore Team has provided Category 1 consulting support to the State of Missouri and to other State and Federal government agencies. The agencies and, where applicable, projects are listed below.

ENVIRONMENTAL ASSESSMENTS

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Department of Natural Resources

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  Nebraska Department of Social Services

 .  New Mexico Human Services Department

 .  Texas Department of Transportation

 .  U.S. Military Entrance Processing Command

ROADMAP

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Department of Natural Resources

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  U.S. Military Entrance Processing Command

DEVELOPMENT COORDINATION

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Nebraska Department of Social Services

INFORMATION STRATEGY PLANNING

 .  Missouri Department of Corrections

 .  Missouri State Highway Patrol

 .  Missouri Supreme Court

 .  Missouri Department of Social Services

 .  Missouri State Treasurer's Office

 .  Florida Department of Transportation

 .  U.S. Military Entrance Processing Command

PERFORMANCE/CHECK POINT REVIEWS

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Office of Administration

 .  Missouri Department of Social Services

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  U.S. Military Entrance Processing Command

CATEGORY 2 EXPERIENCE

The Encore Team has significant expertise in each of the Category 2 functional areas. We provide Planning, Analysis, Design, Construction, Testing, Implementation, Documentation, Standards Development and Quality Assurance consulting services. Most of our engagements span virtually all of the functional areas.

Rather than repeat the list of organizations and associated projects redundantly under each Category 2 functional area, we have chosen to provide a list of the government related projects on which we have provided Category 2 consulting
------------------
support. More detail on the government related projects can be found in the Expertise of Consultants section of the bid response, as well as information on non-government projects in which the members of the Encore Team have played a role.

MISSOURI STATE HIGHWAY PATROL

 .  Criminal History

 .  MULES

Property Control

 .  Driver Exam

 .  Application Catalog

 .  Participant Identification

 .  Incident

 .  Contact Accounting

MISSOURI HIGHWAY AND TRANSPORTATION DEPARTMENT

 .  Transportation Management Systems

 .  Fleet Management

 .  Time and Crew Reports

 .  Maintenance Material Inventory

 .  Work ID

 .  Vertical Clearance

MISSOURI DEPARTMENT OF LABOR

 .  Planning - ISP review prior to project initiation

 .  Appeals Tracking

 .  Comments System

MISSOURI DEPARTMENT OF MENTAL HEALTH

 .  Accounting, Information and Management Systems (AIMS)

 .  Client Tracking (CTRAC)

 .  Services and Funding (SAF)

 .  Target Cities Information System (TC-IS)

 .  IEF/ORACLE C/S encyclopedia consulting

MISSOURI DEPARTMENT OF NATURAL RESOURCES

 .  Planning - ISP review prior to project initiation

 .  Pathfinder scoping and project selection

MISSOURI OFFICE OF STATE COURTS ADMINISTRATOR

 .  Time Tracking

MISSOURI DEPARTMENT OF SOCIAL SERVICES

 .  Missouri Automated Child Support System (MACSS)

 .  Family Assistance Management Information System (FAMIS)

 .  Executive Intensive Planning Workshop (4 day facilitated session)

 .  Child Welfare - Provider

 .  Prince Hall

ALASKA DEPARTMENT OF LABOR

 .  Employment Services

 .  Unemployment Insurance

 .  Workers Compensation

 . Common Data/Activity

KANSAS STATE REHABILITATIVE SERVICES

 .  Kansas Social Services Information System (KSSIS)

KENTUCKY DEPARTMENT OF SOCIAL SERVICES

 .  Kentucky Automated Management and Eligibility System

 .  (KAMES)

NEBRASKA DEPARTMENT OF SOCIAL SERVICES

 .  Nebraska Family Online Customer and User System (N-FOCUS)

NEW MEXICO HUMAN SERVICES DEPARTMENT

 .  Child Support Enhancement and Enforcement System (CHEERS)

TEXAS DEPARTMENT OF TRANSPORTATION

 .  Right of Way

DEPARTMENT OF AGRICULTURE (FEDERAL)

 .  Guaranteed Loan System

DEPARTMENT OF EDUCATION (FEDERAL)

 .  National Student Loan System

FEDERAL RESERVE BANK OF ST LOUIS, MISSOURI

 .  Cash Track System

U.S. ARMY - DEPARTMENT OF DEFENSE

 .  Ammunition Management Systems

SUBCONTRACTING RELATIONSHIPS

While a large portion of the Encore Team will consist of W2 hourly employees, Encore does plan to use several subcontractors. Each of the four subcontractors Encore plans to use is described in the following paragraphs.

EDUTEACH, INC. (STATE OF MISSOURI MBE VENDOR #6667457)

Eduteach provides full project life cycle Composer/IEF consulting services and offers a number of data processing education classes. The company specializes in the Information Engineering Methodology and its consultants have a minimum of ten years of data processing experience. Eduteach is a Minority Business Enterprise (MBE) and Encore's goal is to place more than 5% of the consulting business resulting from the State of Missouri IEF consulting contract with Eduteach.

Dushun Mosley, founder and CEO of Eduteach, has 27 years of data processing experience. He is a graduate of Texas Instruments' (TI) FasTrack program and has provided consulting services on a number of consulting engagements. As a Texas Instruments Senior IEF Consultant, Mr. Mosley consulted with the Missouri Department of Mental Health, as well as teaching a number of the core TI IEF educational classes to State of Missouri data processing personnel.

FITECH, INC.

Fitech was incorporated in 1984 and specializes in the support of Information Engineering tools. Over the past five years, the company has specialized in consulting on projects involving the Composer/IEF CASE product. Fitech is a Texas Instruments Consultancy Support Program member, a Tandem Alliance partner and is included in the Sequent Solutions Directory.

The company is based in Plano, Texas and has a Sales and Administrative staff of three. The average number of billable personnel is eighteen. Fitech is a privately owned Texas corporation and is CERTIFIED as a Historically
                                         ---------------------------
Underutilized Business
-----------------------

(HUB) and as a Woman Owned Business Enterprise (WBE) by the State of Texas and
------------------------------------------------------------------------------
the North Central Texas Regional Certification Agency.  Seventy five percent
------------------------------------------------------
ownership of the company is represented by minority partnership. Thirteen members of the staff provide Composer/IEF consulting support.

JOHNSTON MCLAMB CASE SOLUTIONS

Johnston McLamb CASE Solutions, Inc. (JMCS) is a highly specialized professional services firm which focuses on providing Information Technology (IT) support to commercial and government clients utilizing leading-edge software products and services. JMCS places particular emphasis on using Computer-Aided Software Engineering (CASE) technology along with traditional software programming to produce practical, implementable information systems solutions. Their focus is in the areas of Information Engineering, Client/Server Design, and emerging Object-Oriented tools and techniques. JMCS has an impressive track record of managing and supporting Composer/IEF projects of all sizes from analysis through production.

Their success stories include Windows NT, Windows 95, Windows 3.1, OS/2, or Unix Motif GUI client designs interfacing with LAN, Unix, or Mainframe transaction servers accessing Oracle, Sybase, or DB2 remote data bases. JMCS has developed meaningful business applications employing the latest technologies in the areas of Office Automation product integration, dynamic data exchange (DDE), distributed computing environment (DCE), remote SQL, distributed GUI presentation, cooperative processing, peer-to-peer communications, TCP/IP, and object linking and embedding (OLE).

SKYLER-MARKS, INC.

SKYLER-MARKS CORPORATION was formed in 1994 by the partners of Coldwell & Associates to provide Information Technology Consulting services in Dallas, Texas and Washington, DC. The firm provides a range of consulting services in several areas including Information Engineering, Project Management, Geographical Information

Systems (GIS), and Internet/Intranet technologies. Coldwell and Associates have been providing services in Dallas, Texas since 1989.

SKYLER-MARKS CORPORATION began providing consulting expertise to the Transportation Management System (TMS) project for the Missouri Highway and Transportation Department (MHTD) in June of 1994. In November of 1995 TMS was approved and funded to begin design and implementation of the six Management Systems defined from the BAA. Skyler-Marks Corporation has provided additional consultants to the TMS project to provide expertise in software development, implementation and technical support.

MINORITY PARTICIPATION

In an effort to be responsive to the Minority Participation portion of the IFB, Encore searched the Minority Vendor Directory maintained on the Internet by the State of Missouri Division of Purchasing and Materials Management. We contacted Eduteach, a provider of Composer/IEF consulting services, and have established a business relationship.

EDUTEACH, INC. (STATE OF MISSOURI MBE VENDOR # 6667457)

Eduteach is designated as a State of Missouri MBE vendor. Encore Consulting plans to utilize the services of Eduteach in providing Composer/IEF consulting support to the State of Missouri. It is Encore's goal to place more than 5% of the consulting business resulting from the State of Missouri IEF consulting contract with Eduteach.

REFERENCES

See Exhibit A for Encore's list of references.

--------------------------------------------------------------------------------
                                                        EXPERTISE OF CONSULTANTS

EXPERTISE OF CONSULTANTS

CONSULTING APPROACH

Encore's consulting approach focuses on the customer and Encore being "partners for success". The partnering begins long before a consultant is placed at the customer site. We make every effort to clearly understand our customer's needs before presenting consultants to fill roles on projects. After an initial screening interview with Encore technical and sales personnel, the prospective consultant proceeds through several technical interviews with members of the Encore Team. When possible, we prefer to have our clients participate in the interview process. We believe this serves to ensure that the customer is going to be working with a consultant who not only possess the necessary technical skills, but will also fit smoothly into the customer's working environment.

Encore consultants are senior level individuals with significant experience in the use of the Composer/IEF product. They are skilled in alternate IE methodology life cycle approaches and are seasoned enough to understand that project development is not a "one size fits all" situation. Our consultants assess each situation individually and then work with the client to develop the appropriate project approach. They have strong project scoping, project management, facilitation, leadership and team building skills, which serves to maximize the effectiveness of the project teams they assist. A continuous emphasis is placed on quality assurance, with the Encore consultant periodically reviewing project deliverables at various checkpoints throughout the project.

We understand that our customers are wanting to develop their own "in house" Composer expertise and Encore consultants work hard to be mentors to the project teams they support. Experience and a genuine willingness to share knowledge with the members of the project teams enables Encore consultants to successfully transfer Composer expertise to customer personnel. The importance of the mentoring role is the reason we strive to provide consultants with the ability to work productively with others in a team environment. We feel that these people skills are every bit as important as the technical expertise that the consultant brings to the engagement.

In addition to day to day project support, the Encore management team will periodically review each project in which the Encore Team is participating. We will solicit customer feedback on the effectiveness of the Encore consultants and will make every effort to ensure the customer is satisfied with the value provided by the Encore Team members. If for any reason a consultant must be replaced, an Encore manager will consult with a representative of the client to assess the situation and to make sure that the replacement is handled as smoothly as possible.

Encore has developed a set of GUI templates which can significantly shorten the project development cycle. These templates are especially useful in projects which emphasize a prototyping approach. The templates are currently in use in multiple departments at the State of Missouri. Besides assisting in individual development efforts, these templates will help to standardize the look and feel of GUI applications throughout the various departments using the Composer product.

Encore is committed to providing consultants who are current in the latest technology and methodological approaches. Encore owns courses such as the self-paced Windows 95 and Windows NT Resource Kit training courses from Microsoft Press. As the need arises, we plan to purchase additional training materials for our consultants' use. We have also developed short courses on such topics as GUI design and the use of the Encore developed GUI templates which are being utilized at the Highway and Transportation Department and the Department of Social Services.

For each new release of the Composer software, we plan to offer classes to our consultants to be sure that each consultant has the opportunity to receive training. Encore will send one or more senior level consultants to training classes on new releases that involve significant changes in the functionality of the Composer toolset. These consultants will then conduct training on the new release.

As the Certified Composer Professional Program being developed by Texas Instruments is completed, we will offer training to our consultants to assist them in becoming Certified Composer Professionals. We will comply with the certification requirement as stated in the IFB.

CATEGORY 1 PROJECTS

Encore has provided Category 1 consulting services to a number of State agencies. Some of the Category 1 areas such as Environmental Assessments, Roadmap, Development Coordination and Performance/Check Point Reviews are more global in nature or tend to be done as a part of a Category 2 project. For these skill areas, we have chosen to identify the agencies to which Encore has provided the particular type of consulting service rather than relate the service to specific projects. For the ISP area, however, we have identified specific Information Strategy Planning projects in which the Encore Team has played a significant role.

ENVIRONMENTAL ASSESSMENTS

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Department of Natural Resources

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  Nebraska Department of Social Services

 .  New Mexico Human Services Department

 .  Texas Department of Transportation

 .  Military Entrance Processing Command

ROADMAP

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Department of Natural Resources

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  U.S. Military Entrance Processing Command

DEVELOPMENT COORDINATION

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Nebraska Department of Social Services

IMPLEMENTATION STRATEGY PLANNING

MISSOURI DEPARTMENT OF CORRECTIONS

Two members of the Encore Team began an Information Strategy Planning effort during the week of May 28, 1996. The two person team is responsible for planning and managing the project. They will also be mentoring Department of Corrections personnel in ISP techniques.

MISSOURI STATE HIGHWAY PATROL

A member of the Encore Team provided support on the HIGHWAY PATROL ISP PROJECT undertaken at the Patrol. This particular project was innovative in its approach and produced excellent results. Due to time and budgetary constraints, a full ISP could not be completed within the time frame required. The primary focus of the effort was to develop an Information Architecture and Business System Architecture which the Patrol could use as blueprints for managing its Criminal Justice system development efforts over the coming five to seven years. While the Technical Architecture was not addressed to the same level of detail as the Information and Business System Architectures, it is documented in the ISP write-up being produced as a result of the project.

A series of facilitated JAD sessions were held with representatives of the functional areas of the Patrol. These sessions produced an Information Architecture which was utilized to define Business Systems and Business Areas. Once the Business Areas were identified, organizational priorities relating to the replacement of existing systems were used to develop a build sequence of development projects which allow the existing systems to be replaced in the context of the overall ISP architectures.

MISSOURI SUPREME COURT

Encore created the initial Information Strategy Plan (ISP) document for EC/2004. This document provides the overall critical success factors, functional requirements, activities and data that must be supported by any off-the-shelf or custom solutions. Numerous JAD sessions were conducted to obtain requirements for business areas such as Case Management, Criminal, Juvenile, Probate, Civil, Family, Jury Management and OSCA services.

MISSOURI DEPARTMENT OF SOCIAL SERVICES

Members of the Encore Team have provided support on two ISP projects at the Department of Social Services, the Missouri Automated Child Support System (MACSS) and the Child Welfare system.

The MACSS ISP PROJECT involved developing an Information Architecture which could be utilized to manage the development effort of the project. The consultant and the state team produced a Data Model and an Activity model which were used initially to carve up a very large system into more manageable pieces. The initial architecture was handed off to the ISSC contractors when they began their efforts on the MACSS project. The scope of the MACSS project involves the recording and maintenance of child support case information for the state of Missouri.

The CHILD WELFARE ISP PROJECT included the following major functional areas:
Referrals, Investigations, Case Management, Provider Evaluation, Courts, Resource Management, Staff Management and Financial Services. An ISP plan was produced for use in the development of the application systems to support each of the functional areas addressed in the ISP effort.

MISSOURI STATE TREASURERS OFFICE

The STATE TREASURER'S OFFICE ISP PROJECT included the determination of the analysis methods to be used during the project, as well as directing the ISP for the State Treasurer's Office. Published the enterprise model used for the development and acquisition of information systems for Banking Services, Investments, Unclaimed Property, Administrative Services and Legal Services.

FLORIDA DEPARTMENT OF TRANSPORTATION

The BUSINESS INFORMATION STRATEGY PLAN (BISP) PROJECT - A member of the Encore Team provided hands on leadership and mentoring for the Florida Department of Transportation's Business Information Systems Plan (BISP) project. The BISP mission was to produce and maintain a plan to apply information technology to the department's business needs. The following business areas were identified:
Financial Management, Production Management, Planning and Operations, Resource Management, Human Resources Management, and Administrative Support. The department utilized the Information Engineering methodology and the IEF CASE tool.

Working with the Geographic Information Systems GIS steering committee, the Electronic Document Management Systems (EDMS) steering committee, and using subject area expert input, a proof of concept plan was created. The premise of the proof of concept was to incorporate Rapid Application Development techniques to create a client server environment that would integrate production scheduling, performance tracking, EDMS, GIS, CAD and Personal Productivity Software PPD into a seamless package based on documented workflow requirements.

Two GIS viewing capabilities would be included in the proof of concept. The choices included lntergrapgh (MGE) and ESRI (ARC/INFO). GIS would provide a "drill down" capability to central office management for observing project statuses and to identify "management by exception" problem areas. The following papers were referenced when performing data base design for GIS. The first of these was NCHRP 20-27, a project of the National Cooperative Highway Research Program. (Vonderohe 1991, 1993) The second was the GIS-T/ISTEA Pooled-fund Study (Fletcher 1994) being conducted by a consortium centered in New Mexico, which was prompted by the requirements of the 1991 federal lntermodal Surface Transportation Efficiency Act (ISTEA). The third paper was the federal Spatial Data Transfer Standard (SDTS).

U.S. MILITARY ENTRANCE PROCESSING COMMAND

The MEPCOM INFORMATION RESOURCE SYSTEM (MIRS) PROJECT was designed and implemented in support of the Military Entrance Processing Command's desire to improve and automate activities required to more efficiently process individuals into military service in peace time and time of war. The client was provided leadership and mentoring in the use of Case tools and the James Martin's Information Engineering development methodology. Process reengineering was performed to document the optimum integration of processes and technology required to ensure the supply and availability of quality personnel.

The Encore Team member leading the project was required to obtain Top Secret security clearance in order to lead a high level staff of 30 military officers and civilians in the creation of an Information Strategic Plan (ISP) for the command. This ISP was transformed into an enterprise model facilitating the reengineering of the business processes and the identification of manual and automated information required to process individuals into the military. An information architecture was created identifying the optimum combination of data, processes and technology in support of the Command Headquarters and 80 processing stations across the nation.

Client server technology was employed allowing for the collection of "Point of Sale" data into Oracle databases on Novel LAN based midsize computers at each of the 80 processing stations. Nightly extracts of transaction level data was collected at the central mainframe server for data warehousing activities. The FileNet optical storage Juke Box was identified as a solution to reduce the massive physical file storage requirements of the processing stations.

PERFORMANCE/CHECK POINT REVIEWS

The Encore Team has provided performance/check point review support for numerous projects in the following state and federal agencies. While some performance/check point reviews are more formal in nature, we believe that the principles of a consistent emphasis on quality and the use of model validation techniques throughout the project help to ensure that a quality product is produced which will perform to customer specifications.

 .  Missouri State Highway Patrol

 .  Missouri Highway and Transportation Department

 .  Missouri Department of Labor

 .  Missouri Department of Mental Health

 .  Missouri Office of Administration

 .  Missouri Department of Social Services

 .  Alaska Department of Labor

 .  Florida Department of Transportation

 .  Military Entrance Processing Command

CATEGORY 2 PROJECTS

MISSOURI STATE HIGHWAY PATROL

CRIMINAL HISTORY - The Missouri State Highway Patrol has been designated as the statewide repository for Criminal Records information. The Criminal History system contains arrest, prosecutor, court and corrections information about individuals involved in criminal activity. The accuracy of the data is critical, since it is disseminated to patrol officers making traffic stops, as well as to organizations requesting background checks on individuals seeking employment. Given the sensitive nature of the data, security is also of primary concern. The Criminal History system is a statewide system which is accessed not only by the Patrol, but by law enforcement agencies throughout the state. Information is also provided at a national level.

The project is currently in BSI in the development life cycle. A member of the Encore Team provided planning, project scoping, project management, facilitation and BAA support in the early stages of the project and is now supporting the team through the BSI, Construction and Testing phases of development. Documentation, standards and quality assurance support is also being provided.

MULES - The Missouri Uniform Law Enforcement System (MULES) provides and receives information both state and nationwide. It interfaces with a number of other nationwide law enforcement systems such as NCIC and NLETS. MULES is a series of business systems which deal with incidents such as stolen vehicles, stolen parts, stolen plates, wanted persons and missing persons. Response time and data accuracy are critical factors of the system. The current MULES II system is being rewritten in Composer by IEF.

A member of the Encore Team provided project scoping, project management, facilitation and BAA support for the portions of the project involving stolen vehicles, parts, plates, missing persons and wanted persons and is now supporting the team through the BSI, Construction and Testing phases of development.

PARTICIPANT IDENTIFICATION - One of the most important data resources of the Patrol is the information it stores about individuals and organizations. The Missouri State Highway Patrol is the statewide repository for individual Criminal Records. The Patrol also stores statewide information on wanted and missing persons. The Participant Identification system provides the capability to enter and maintain an extensive amount of information about individuals and organizations. A number of inquiries have also been developed which allow searches of the database by different selection criteria.

Members of the Encore Team provided project scoping, BAA, BSI, Construction, Testing, Implementation, Documentation, Standards and Quality Assurance support on the project.

PROPERTY CONTROL - The Property Control system is a statewide troop evidence system. Property which has been seized for evidence or safekeeping must be properly accounted for while in the custody of the Patrol. For property seized as evidence, a proper chain of custody must be maintained which provides a chronological sequence of each individual who had responsibility for the particular item.

A member of the Encore Team provided project scoping, standards, quality assurance, BAA and BSI support on the project.

DRIVER EXAM - This statewide system provides for the entry, maintenance and reporting of Commercial and Non-Commercial Driver's License examination information. Both written and skill examination information is recorded in the system.

A member of the Encore Team provided project scoping, BAA and BSI support on the project.

CONTACT ACCOUNTING - The Contact Accounting system automates the process of recording contacts for the Missouri State Highway Patrol. It is a statewide system which provides for the initial recording and ongoing maintenance of contact information for the Patrol. In addition, the system maintains a check out log of off duty officers which indicates where they can be reached in case of a Patrol emergency.

Members of the Encore Team provided project scoping, BAA, BSI, Construction, Testing, Implementation, Documentation, Standards and Quality Assurance support on the project.

INCIDENT - The General Incident system is utilized to enter and maintain basic information on Incidents which involve a response by the Patrol. The system is the first in a series of systems which are being implemented to address national CALEA standards for law enforcement agencies. CALEA standards require that a law enforcement agency be able to identify and track Incidents from their inception to their final resolution. In addition, each Incident must be classified by type so that CALEA reporting standards can be met.

Members of the Encore Team provided project scoping, BAA, BSI, Construction, Testing, Implementation, Documentation, Standards and Quality Assurance support on the project.

APPLICATION CATALOG - The system serves as the master inventory of all acquired and developed software that is operational at the Patrol's data processing center. All software purchased, leased or developed is assigned a system number and is cataloged in the system. The system identifies installation dates, retirement dates, ISD staff responsible for each system, users of each system and planning for future development and acquisitions.

A member of the Encore Team provided project scoping, BAA and BSI support on the project.

MISSOURI HIGHWAY AND TRANSPORTATION DEPARTMENT

TRANSPORTATION MANAGEMENT SYSTEMS (TMS) - TMS is the largest MHTD project using Information Engineering and Composer. Encore has been involved with MHTD on this system since it's inception. Encore has performed scoping sessions, developed and presented training to MHTD personnel, provided quality assurance reviews, assisted in developing standards, developed project plans, facilitated JAD sessions for BAA, mentored MHTD personnel and developed documentation and presentations throughout the projects development.

During the final months of TMS's BAA, Encore personnel worked with Texas Instruments and ESRI to develop a prototype of MHTD data, manipulated by Composer generated software and interfacing with a graphical information system
(GIS) system from ESRI. The successful prototype demonstrated the capabilities of ISD and Encore personnel to develop the system and helped gain the approval and funding to continue.

TMS is now in BSI and Encore is providing personnel to assist with the management of development and support. Encore is also providing a number of professional developers to staff the project and to provide Quality Assurance reviews.

FLEET MANAGEMENT SYSTEM - Encore is currently working with the Missouri Highway and Transportation Department (MHTD) to develop a Fleet Management System. This system will be implemented statewide to provide MHTD with much needed equipment information and tracking ability.

The fleet system provides both logistic and operational functions. Logistic functions include: equipment planning, bid specifications, assignment, tracking, analysis, etc. Operational functions includes service orders for servicing and equipment maintenance, interfaces to the preventive maintenance policies, warranty administration, a reservation system, equipment usage tracking, etc.

Encore consultants have participated in all phases of this project which include: initial scoping sessions, establishing a project plan, facilitating the BAA JAD sessions, developing standards and documentation, assisting the cost justification process to gain approval for developing the BSI phase, leading the current BSI phase and performing quality assurance reviews throughout the development life cycle.

The Fleet Management System is planned for implementation state wide during the fourth quarter of 1996. It contains approximately 90 entity types

TIME AND CREW REPORTS - Encore is currently working with the Missouri Highway and Transportation Department (MHTD) to develop a Composer generated system to provide automated entry and tracking of employee time and maintenance organization crew reports. This system was to be a reengineering effort focusing on replacing the current paper intensive systems. With a change in MHTD's overtime policy, it has become a very necessary facility to allow MHTD to meet it's changing business requirements.

Encore personnel provided the initial scoping sessions for the project and then developed a prototype to demonstrate the capabilities of an Information Engineering approach using Composer. The prototype demonstrated ISD's capabilities to develop the system and helped gain the funding for the project to be completed. Encore's involvement throughout the project has been to provide leadership and mentoring to MHTD personnel. Encore is playing an active role in the development, testing, implementation, documentation, standards development and quality assurance reviews for the project.

Although this system is a reengineering effort it has been integrated with the business model that originated from MHTD's ISP. The result is a system that is integrated with other systems in development at MHTD: Fleet Management, Transportation Planning, Maintenance Material Inventory, and any other future systems.

MAINTENANCE MATERIAL INVENTORY - Encore is currently working with MHTD to develop a Maintenance Material Inventory system. This is a reengineering project that focuses on implementing a mechanized version of the current paper intensive system.

There are approximately 350 maintenance organizations that will have PC's installed for data entry. Composer developed client procedures provide the user interface and pass the data to and from the appropriate district server where it is stored in an ORACLE DBMS on an RS/6000 AIX server. District data is replicated to a central MHTD server where periodic queries are run to produce files that feed the legacy systems.

Encore personnel developed a prototype project to demonstrate the capabilities of an Information Engineering approach using Composer. The prototype was presented on many occasions to gain acceptance and demonstrate ISD's capabilities to develop the system. Encore's involvement throughout the project has been to provide leadership and mentoring to MHTD personnel in the full life of the project. Encore is playing the leading role in the development, testing implementation, documentation, standards development and quality assurance reviews for the project.

WORK ID - The Work ID project was one of the initial pathfinder projects at MHTD and is now a production system used daily by many MHTD employees. MHTD's accounting system requires employee time, material expense, and any other costs of doing business be charged to a function and Work ID combination code.

The function codes are standardized and change infrequently. However, the Work ID can change on a daily basis. This pathfinder developed a standard approach to develop the Work IDs and allows employees to query the Work IDs as needed to find the appropriate code to charge against.

A member of the Encore Team provided project scoping, facilitation, BAA and BSI support.

VERTICAL CLEARANCE - The Vertical Clearance project was developed as one of the initial IEF pathfinder projects at the Highway and Transportation Department. The system allows clearance information regarding bridge structures in the State of Missouri to be entered and maintained. An example of a vertical clearance is the distance from the surface of a roadway to the bottom of a bridge structure which spans the roadway. This data is utilized to assist in vehicle routing throughout the state.

A member of the Encore Team assisted in project scoping, facilitation, BAA and BSI portions of the project.

MISSOURI DEPARTMENT OF LABOR

APPEALS TRACKING -The Appeals Tracking System was developed as one of the initial pathfinders at the Department of Labor. The system tracks Unemployment Insurance appeals from their initiation to their final disposition. An appeal can be started by either an unemployed person who has been refused unemployment benefits or by a company who feels its unemployment insurance costs are too high.

A member of the Encore Team assisted in finalizing the functionality of the system and lead the project team through the effort to implement the system in a client/server environment.

COMMENTS SYSTEM - The Comments System was developed as one of the initial pathfinders at the Department of Labor. The system allows up to 4,000 characters of free text comments to be entered about business objects such as unemployment insurance appeals.

A member of the Encore Team assisted in finalizing the functionality of the system and lead the project team through the effort to implement the system in a client/server environment.

MISSOURI DEPARTMENT OF MENTAL HEALTH

A member of the Encore Team worked on the ACCOUNTING INFORMATION AND MANAGEMENT SYSTEM (AIMS). The goal of the AIMS system was to replace the legacy financial systems which consisted of Fund Encumbrance, Cost Accumulation, Workload Allocation, Labor Distribution, Non Appropriated Funds and Budget Management. Scoping of the BAA portion of the project began in October of 1994 and ended in August of 1995. One part-time consultant was enlisted at the beginning of the scoping phase which lasted approximately one month. As a result of that scoping, it was determined that a full time consultant would be needed for the BAA portion of the project.

In July of 1995, the Office of Administration announced their intention to purchase a personnel and financial turn key system that, in theory, would incorporate all of the financial needs of the DMH and other state agencies who are currently feeding the existing State Accounting System (SAM). The DMH management team, therefore, decided it would not be prudent to continue the development of AIMS so it was discontinued at the completion of the BAA portion of project. At that time, 156 entities had been identified.

THE CLIENT TRACKING, REGISTRATION, ADMISSION AND COMMITMENT SYSTEM (CTRAC) is the base line system for all Department of Mental Health (DMH) automated client data. CTRAC supports both On-line and batch input and was developed in the IEF. There are approximately 700 on-line and 32 batch CTRAC users in a network of approximately 200 service provider locations (DMH facilities and contract provider locations). As the acronym implies CTRAC provides a unique Client
                                                                     -
identifier that allows Tracking of client service episodes at any provider
                       -
within the DMH service delivery network. It is not unusual for DMH clients to be receiving services simultaneously from multiple DMH service providers. Without CTRAC this simultaneous care could not be tracked between providers. There are situations where clients are placed on a waiting list or are evaluated for services before actually receiving services or agreeing to be a DMH client, the term used for this is Registration. A client I.D. is assigned at this time
                          -
but minimal data is collected, and the data is later bypassed in the system if the client refuses DMH service. CTRAC collects all necessary demographic and

Admission data for clients and populates admission screens with previous data
-
when clients are readmitted. CTRAC also collects specialized data for involuntary forensic Commitments to the DMH.
                     -

CTRAC has been a very successful project for DMH. It continues to be used for tracking, demographics and admissions data. It also feeds client data to other DMH legacy systems. The system is made up of 19 Business Systems, 112 entity types, 278 on-line procedures and 29 batch procedures.

A member of the Encore Team provided project scoping, facilitation, standards, quality assurance, BAA and BSI support throughout the project.

SERVICES AND FUNDING (SAF) - The mission of the SAF project is to integrate multiple client service and funding systems into one comprehensive information system which is flexible and user driven. Project objectives met were streamline of billing processes, enhancement of reimbursements, increased data accessibility, standard screen format, streamlined data input, statewide client services, on-line contract data and funding utilization.

Encore consultants assisted in the defining of requirements, project planning, facilitating JAD sessions, development of data and activity models, mentoring and in quality assurance reviews.

The TARGET CITY INFORMATION SYSTEM (TC-IS) was a federally funded pilot project to centralize intake and evaluation of Alcohol and Drug Abuse (ADA) clients in the St. Louis area. The essence of the system is that all ADA admissions in the St. Louis area would be directed to two Central Intake Units (CIU), one in the city and one in the county. TC-IS provides screens to input profiles on approximately 15 Service Delivery Units (SDU) in the St. Louis area (DMH contract service providers). These screens indicate the kinds of programs and services each provider can provide, number and types of staff, hours of operation and number of slots (beds if inpatient services are provided). The provider profile information and the client assessment information are batched to the central DMH mainframe when the assessment is completed to match the problems of the client with the an available SDU. TC-IS also provides an appointment segment that allows each SDU (approximately 20 in the St. Louis area) to report to the system on a real-time basis how many "slots" (units of available services) are available at any point in time. When this Central Intake system is proved to be effective, it will be implemented in other major cities of the state (K.C., Springfield, St. Joe).

An Encore consultant was the primary facilitator and analyst for the BAA portion of this system from July 1994 to January 1995. DMH had two other staff from the central OIS group working with The Encore consultant. For the design and development phase of the system two full time consultants were used. Two additional consultants were used part-time on the system between January 1995 and April 1995. The system contained

44 entity types, 43 PrADs and 88 PADS. The project was successfully implemented in May 1995 and is still running with minimal maintenance by one part-time DMH employee.

MISSOURI DEPARTMENT OF NATURAL RESOURCES

ISP REVIEW - Reviewed the ISP results in order to determine which projects should be rolled out first in the department. Some inconsistencies were discovered that will need to be addressed. The review results are being used to help the department allocate resources and select an appropriate pathfinder. An Encore consultant performed the review and is working with DNR management to prioritize projects.

PATHFINDER SCOPING - A member of the Encore Team has conducted a number of project scoping meetings in order to assist DNR in selecting appropriate pathfinder projects. These sessions involve facilitation, data modeling, activity modeling and project planning.

MISSOURI OFFICE OF STATE COURTS ADMINISTRATOR

TIME TRACKING - This pathfinder project will allow OSCA to credit employee's time worked to various charge back accounts. Certain project activities may be funded by several different funding source on a percentage basis. This path finder project will allow OSCA to correctly perform charge back activities.

A member of the Encore Team assisted in project scoping and planning.

MISSOURI DEPARTMENT OF SOCIAL SERVICES

FAMILY ASSISTANCE MANAGEMENT INFORMATION SYSTEM (FAMIS) - The FAMIS project involves the development and implementation of a very large family assistance system. The system will handle the processing of family assistance cases and will interface with the Missouri Automated Child Support System (MACSS).

A member of the Encore Team was brought in as a part of a three person swat team to assist in getting the project back on track when the effort got into some difficulty. A customized methodological approach was developed that would fit the specific requirements of the project. The Encore consultant initially lead the Coordination team and, later in the project, also lead the Application Entry team. The analysis phase was completed and a 3500+ page Requirements Specifications Document (RSD) was produced which documented the Data Model, Activity Model and Prototyped Screens. The assignment involved planning, project management, data modeling, activity modeling, and technical support.

PRINCE HALL - The Encore Consulting team is currently working with the Missouri Department of Social Services to develop a Composer generated system that will allow individual citizens that enter the Prince Hall facility located in St. Louis to be pre-screened as to the services that they may be interested in obtaining. This project encompasses both the State, Local and Federal Government agencies. The effort has produced a prototype that has received a very favorable review from it's future users, the Prince Hall management team and the Department of Social Services Information Systems division.

A member of the Encore Team provided project scoping, project management, facilitation, BAA and GUI prototyping support on the project. The Encore GUI templates were used to shorten the development life cycle and implement GUI design standards.

CHILD WELFARE PROVIDER PROJECT - The Child Welfare Provider project will allow Department of Social Services workers to maintain information about Child Welfare provider personnel, as well as storing information about prospective providers. In addition to maintaining provider personnel information, the system will allow workers to enter a schedule of training classes and enroll individuals in specific class offerings. A record of the training received by each individual will be maintained for use in certifying that individuals are receiving the proper levels of initial and continuing education. The system will be implemented as a GUI Client/Server application.

A member of the Encore Team has provided project scoping, project management, quality assurance, BAA and BSI support on the project.

MISSOURI AUTOMATED CHILD SUPPORT SYSTEM (MACSS) PROJECT - The MACSS system automates the recording and maintenance of child support case information for the State of Missouri. A member of the Encore Team has provided Data and Activity Modeling expertise and is developing a detailed Conversion Plan for the project.

EXECUTIVE INTENSIVE PLANNING SESSION - The EIP session was conducted for Joyce Backes, the Director of Data Processing for the Department of Social Services, and her direct reports. The goals and objectives of the organization were documented, and a series of projects which could be completed in support of the organizational goals was developed. A member of the Encore Team facilitated the 4 day session.

ALASKA DEPARTMENT OF LABOR

A member of the Encore Consulting team was heavily involved in developing four systems for the Alaska Department of Labor. These systems were developed over a two year period and spanned the development life-cycle from BAA to Implementation. The four systems are listed below:

UNEMPLOYMENT INSURANCE (BSI, TD, Implementation)

EMPLOYMENT SERVICES (BAA, BSI, TD, Implementation)

WORKERS COMPENSATION (BAA, BSI, TD)

COMMON DATA/ACTIVITY (BAA)

In addition to the involvement specified for each individual project, support was provided in the areas of facilitation, quality assurance, project management and project scoping.

The combined systems contained 217 entity types and all were designed and implemented as block mode CICS/MVS batch and online transactions. All four systems target a DB2 database. All transactions were designed in a way that would allow easy transition to GUI/Client Server. At the time of implementation, Alaska did not want to invest in the additional hardware to implement GUI/Client Server, but wanted the system to be developed in a manner that could be easily converted in the future.

KANSAS STATE REHABILITATIVE SERVICES (SRS)

KANSAS SOCIAL SERVICES INFORMATION SYSTEM (KSSIS) - A member of the Encore Team worked with the Kansas State Rehabilitative Services department to create a working prototype of a Social Worker support and management reporting system. This system development utilized Composer client-server development on the IEF CASE tool as well as the Information Engineering development methodology. The systems objective was to integrate several stand alone, non integrated systems and to increase Social Workers productivity and their ability to protect and ensure the safety and well being of children in Kansas.

Provided project leadership and mentoring and JAD facilitation for the SRS KSSIS project. Worked with a user group consisting of eight Social Worker Supervisors selected state-wide. Requirements were documented in support of the creation of designs to build an integrated solution to improve field workers productivity. An additional goal was to improve the quality and availability of data to the central office.

Coordinated the design of a Distributed Process, client server proof of concept. This proof of concept demonstrated both GUI and block mode presentations of client assessment activities performed by Social Workers in the field. The server environment consisted of an IBM mainframe running MVS, CICS and DB2. The mainframe server was to be connected using direct connect pipes to client Windows 3.1 work stations running the Composer Client Manager and GRAF Client Manager. Clients could also connect using TCP/IP to an NT server running the Oracle data base. The Composer IEF tool set was utilized to document all requirements.

KENTUCKY DEPARTMENT OF SOCIAL SERVICES

KENTUCKY AUTOMATED MANAGEMENT AND ELIGIBILITY SYSTEM (KAMES) - The Kentucky Automated Management and Eligibility System (KAMES) was developed to combine and reengineer old and outdated food stamps and AFDC benefit delivery systems. Working with management of the Kentucky Department of Social Insurance, manual paper intensive activities were automated and inefficient nonintegrated programs were redeveloped using the full life cycle deployment of CASE tools and the Information Engineering Methodology approach.

A member of the Encore Team provided hands on leadership and mentoring from analysis through implementation phases of the project. Assistance was also provided in establishing project development standards, project estimates, work schedules, plans, and contingency plans. Using JAD techniques, the consultant performed Business Area Analysis, integrated data and process modeling, work flow analysis, business processing reengineering, created and presented project schedules and technology plans to management.

Extensive analysis resulted in an expert system which would automatically determine food stamp and AFDC eligibility based on the answers to dynamically determined, client profile based questions. Extensive system cross-matching was employed to verify client eligibility information. Thorough unit, string and system stress testing was performed to ensure the accuracy of eligibility determinations.

Assisted in the planning for and obtaining of Federal certification allowing for State receipt of matching funds. The resulting KAMES system combined automated and manual legacy systems into an integrated solution.

STATE OF NEBRASKA DEPARTMENT OF SOCIAL SERVICES

A member of the Encore Team worked on the NEBRASKA FAMILY ONLINE CUSTOMER AND USER SYSTEM (N-FOCUS) PROJECT and was exclusively responsible for all IEF Model Management and Encyclopedia functions encompassing a full IE project life cycle. The project started with a single model in Business Area Analysis (BAA) and evolved into five Design models, one Template model and one Shared Objects model for Business System Design and Construction (BSI). Also, consolidated the above models into one Integrated model for System Testing. This included all model and object migrations, adoptions, consistency checks, cross-copies, model and object compares, reporting and analysis of duplicate objects, impact analysis reports and all other model management functions.

In addition to this primary responsibility, the consultant was also responsible for the creation and modification of all subsets for the IEF developers, as well as providing training and support in the areas of model management and subsetting for all phases of the IE life cycle. Since the beginning of the design phase, the consultant have been responsible for making all data model changes, running full transformation and re-transformation of the analysis model and resolving any related problems.

STATE OF NEW MEXICO HUMAN SERVICES DEPARTMENT

A member of the Encore Team worked on the CHILD SUPPORT ENHANCEMENT AND ENFORCEMENT SYSTEM (CHEERS) PROJECT , they were a member of the technical support team, responsible for approximately 40 workstations on a Novell Ethernet network. The workstations were configured to run in both a DOS/Windows environment and an OS/2 environment. The consultant was responsible for testing and installing LAN/Workstation software, some of which included OS/2 (versions
1.3 and 2.1), Netware Requester for OS/2, Rumba for OS/2, Attachmate EXTRA! for Windows, Visual Basic, Attachmate Tools for Visual Basic along with many other packages. The member of the Encore Team also participated in the IEF model management, subsetting and data model activities for the project. Responsibilities also included creating and maintaining all user LAN accounts, as well as LAN security and access procedures.

TEXAS DEPARTMENT OF TRANSPORTATION

A member of the Encore Team worked on the Right of Way project. Work was done in C++ 7, Composer 3, Sybase 10 and Windows NT. The consultant created the workstation setup program that made the desktop icon (DDE) point to a districts server and the startup program by universal name. Coded the system's startup program which overrode conflicting registry entries (NT security), set the user's database access, started the SQL client pointing at the correct Sybase server and detached the main menu written in Composer. Wrote the user and system setup PrADs. Enhanced the procedures for approving and encumbering parcels. Created a support window to select an executable server, SQL client server and Sybase server (25 each), verify their accessibility (functional and security) and start the system using the selected combination.

DEPARTMENT OF AGRICULTURE (FEDERAL)

GUARANTEED LOAN SYSTEM - The Farmers Home Administration (FmHA), an agency under the direction of the Department of Agriculture, initiated an IEF development effort for creating an improved Guaranteed Loan Accounting System. The existing application tracked information pertaining to thousands of applicants and had a 63 billion dollar portfolio. This BAA project resulted in a data model of 63 entity types and a process model of 280 elementary processes. A mini Information Strategy Plan (ISP) was done to validate the scope of the Business Area. Joint Application Design (JAD) sessions with business area experts were used very successfully.

A member of the Encore Team conducted the mini-ISP and a number of facilitated JAD sessions. Support was also provided from the BAA through BSI phases of the project.

DEPARTMENT OF EDUCATION (FEDERAL)

The NATIONAL STUDENT LOAN SYSTEM (NSLDS), for the Department of Education in Washington, DC., project had a budgeted cost of over $50 Million. Some of the objectives of NSLDS were to provide centralized verification of Title IV Aid Eligibility (Student Loans), improve quality and accessibility of Student Loan data, and reduce the burden on organizations administering Title IV Aid. The system is the largest IEF batch system in production today and processes millions of Student Loans in support of Title IV Aid Eligibility. The prescreening process of NSLDS was designed to screen out loan requests which did not meet eligibility requirements. The NSLDS system paid for itself the first month in production.

A member of the Encore Team assisted the Development Manager with project management and task scheduling of development personnel, development of project standards, managing development project schedule, quality assurance walk-throughs on IEF PrADs, and compliance with development standards. Performed testing of IEF procedures, and served as an internal consultant to the developers. IEF 5.2 DB2 was the Mainframe Target Platform.

FEDERAL RESERVE BANK OF ST. LOUIS, MISSOURI

A member of the Encore Team performed QA and mentoring for a component project of the Cash Track System, a major project that was in BSI. Recommended changes to the data model and activity hierarchy were made. Conducted reviews of existing code and training sessions on techniques for development of procedures. Developed BSI procedure templates to assist in the development and instructed the staff in their use. The system component was successfully developed and deployed at the Federal Reserve Bank.

U.S. ARMY - DEPARTMENT OF DEFENSE

A member of the Encore Team served as a Technical and Planning Manager on a team responsible for the re-engineering of three ARMY AMMUNITION MANAGEMENT SYSTEMS, into a single on-line system using Texas Instruments Information Engineering Facility (IEF) toolset. The developed system is a mission critical C2 classified battlefield system for the worldwide integration of munitions distribution and control for all major Theaters of U.S. presence.

The consultant provided technical guidance to the team for the validation and modification of the existing Business Area Analysis (BAA), Business Systems Design (BSD), Technical Design (TD), Construction and Testing phases. The team also provided recommendations concerning the target platform for the re-engineered system, convert the system and current data bases to the target platform as well as collect and report software metrics data for the project. A technical architecture was created for the client server environment for the development and target customer sites.

Designed and developed Logical/Physical Oracle databases for development teams and target environment. Established referential integrity check procedures using DDL and SQL procedures.

Environment includes UNIX, Oracle, and Windows NT hardware and software platforms. BAA environment used Joint Requirement/Joint Application Design setting (JRP/JAD), and active GUI prototype development. Established development coordination and mainframe encyclopedia operations, version control and configuration management environments. Conducted relational database, sub-setting, and IEF training for government and other contractors. Project teams consisted of 70-80 government, military, and civilians personnel. Insured knowledge transfer occurred on the project as well.

OTHER PROJECTS BY CATEGORY

The members of the Encore Team have worked on a large number of Composer/IEF projects for various customers. A partial list of projects is included below.

AGRICULTURE

 .  Plot Tracking

AIRLINE

 .  ARMIS

 .  CONFIRM

 .  Time and Attendance Labor Collection

FINANCIAL

 .  Maximis Investment Management System

 .  Profit Sharing Loan

 .  Lease Accounting

 .  Actuarial Reporting

HUMAN RESOURCES

 .  Employee Assistance Program

 .  Health Benefits System

INSURANCE

 .  Collateral Protection

 .  Travelers Pension Funds

 .  1099-MISC Reporting

MANUFACTURING

 .  Distribution Resource Planning

 .  Advanced Inventory Distribution

MEDICAL

 .  Patient Registration

 .  Medical Orders

 .  Joint Registry

 .  Cancer Registry

 .  Publications

RAILROAD

 .  Personal Injury/Liability

 .  Customer Master

 .  Train Scheduling System

RETAIL

 .  Merchandise Presentation

 .  Micro Marketing Calendar

 .  Sales Tax

 .  Item Master

 .  Marketing

 .  Membership Distribution

 .  Inventory Tracking

TELECOMMUNICATIONS

 .  National Consolidated Billing

 .  Error management

 .  Contract Administration

 .  Customer Billing Information

 .  Standard BSD Template

 .  National Decision Support Data Warehouse

 .  Yellow Page Publishing

UTILITIES

 .  Billing Transaction Processing

 .  Customer Information System

 .  Enhanced Time Entry

                         [RESUMES AT PP.61-161 OMITTED]

--------------------------------------------------------------------------------
                                                                       EXHIBIT A

EXHIBIT A - BIDDER'S REFERENCES

Company Name: State of Missouri - Office of Information Technology
              ----------------------------------------------------

Contact Name: Mike Benzen
              -----------

Contact's Title: Chief Information Officer
                 -------------------------

City:  Jefferson City       State: Missouri
       --------------              --------

Telephone Number & Area Code:  (573) 526-7741
                               --------------

Availability status if contact is requested by the evaluation team:  Available
                                                                     ---------

-------------------------------------------------------------------------------

Company Name: State of Missouri - Highway and Transportation Dept
              ---------------------------------------------------

Contact Name: Lew Davison
              -----------

Contact's Title: Director of Information Systems
                 -------------------------------

City: Jefferson City     State:  Missouri
      --------------             --------

Telephone Number & Area Code :  (573) 751-2551
                                --------------

Availability status if contact is requested by the evaluation team: Available
                                                                    ---------

-------------------------------------------------------------------------------

Company Name: State of Missouri - Department of Social Services
              -------------------------------------------------

Contact Name: Betty Rottmann
              --------------

Contact's Title: Deputy Director of Information Systems
                 --------------------------------------

City: Jefferson City         State: Missouri
      --------------                --------


Telephone Number & Area Code :  (573) 751-0744
                                --------------

Availability status if contact is requested by the evaluation team:  Available
                                                                     ---------

-------------------------------------------------------------------------------

Company Name: State of Missouri - Office of Information Technology
              ----------------------------------------------------

Contact Name:  Cindi Rutherford
               ----------------

Contact's Title: Assistant to the Chief Information Officer
                 ------------------------------------------

City:  Jefferson City       State: Missouri
       --------------              --------


Telephone Number & Area Code :  (573) 526-7744
                                --------------

Availability status if contact is requested by the evaluation team: Available
                                                                    ---------
-------------------------------------------------------------------------------

Company Name: State of Missouri - State Highway Patrol
              ----------------------------------------

Contact Name:   Gerry Wethington
                ----------------

Contact's Title:   Director of Information Systems
                   -------------------------------

City: Jefferson City    State:  Missouri
      --------------            --------

Telephone Number & Area Code :  (573) 526-6200
                                --------------

Availability status if contact is requested by the evaluation team: Available
                                                                    ---------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                       EXHIBIT B

     EXHIBIT B - DOCUMENTATION OF MINORITY PARTICIPATION

     Name of MBE firm:  Eduteach, Incorporated
                        ----------------------

     Address:  2815 Woodworth Place  Hazel Crest, Illinois 60429
               -------------------------------------------------

     Telephone number:  (312) 726-0680    FAX number:  (312) 726-0690
                        --------------                  -------------

     Type of Business:  Provider of Composer/IEF consulting services and
                        ------------------------------------------------
                        educational classes
                        -------------------

     Officer:    Dushun Mosley    Title:  CEO
                 -------------            ---

     Signature of MBE:           Date:
                      ---------        -----------------

     Describe the subcontract work to be performed :  Eduteach will be supplying
                                                      --------------------------
     consulting resources experienced in the Information Engineering Methodology
     ---------------------------------------------------------------------------
     and in the use of the Composer/IEF toolset.  The consultants will provide
     -------------------------------------------------------------------------
     support on projects at various State of Missouri agencies.
     ----------------------------------------------------------

     Indicate the portion of the contract in terms of total dollars and percentage to be subcontracted to the MBE:

     $   to be determined = (greater than) 5% (of total contract value)
         ----------------   -----------------

     Is the proposed subcontractor certified as a MBE firm by any federal government agencies, state agencies, State of Missouri city or county government agencies, minority supplier councils or other certifying entities?

     Yes   X    No       If yes, provide evidence of current certification.
          ---      ---

     Eduteach is listed on Office of Administration file as an MBE for the State of Missouri.

 -----------------------------------------------------------------------------

Name of MBE firm:  Eduteach, Incorporated
                   ----------------------

Address: 2815 Woodworth Place  Hazel Crest, Illinois 60429
         -------------------------------------------------

Telephone Number: (312) 728-0880      FAX number:  (312) 726-0890
                  --------------                   --------------

Type of Business: Provider of Composer/IEF consulting service
                  -------------------------------------------
                  and educational classes
                  -----------------------

Officer:  Dushun Mosley                Title:  CEO
          -------------                        ---

Signature of MBE:: /s/ Dushin Mosley  Date:  6/18/96
                  -------------------        -------

Describe the subcontract wok to be performed:  Eduteach will be supplying
                                               --------------------------
consulting resources experienced in the Information Engineering Methodology
---------------------------------------------------------------------------
and in the use of the Composer/IEF toolset.  The consultants will provide
-------------------------------------------------------------------------
support on projects at various State of Missouri agencies.
----------------------------------------------------------

Indicate the portion of the contract in terms of total dollars and percentage to be subcontracted to the MBE:

$ to be determined = (greater than) 5% (of total contract value)
  ----------------   -----------------

Is the proposed subcontractor certified as a MBE firm by any federal government agencies, state agencies, State of Missouri city or county government agencies, minority supplier councils or other certifying entities?

Yes    X    No     If yes, provide evidence of current certification.
---   ---   -- ---

Eduteach is listed on Office of Administration file as an MBE for the State of Missouri.

                               ------------------------------------------------
[Missouri seal]                IFB NO :  B600907
                               DATE   :  06/17/96
STATE OF MISSOURI              REQ NO :  999817190
OFFICE OF ADMINISTRATION       BUYER  :  AL COLLIER
DIV OF PUR & MAT MGMT          PHONE  :  573-751-1686

INVITATION FOR BID

-------------------------------------------------------------------------------

RETURN BID NO LATER THAN:                       RETURN AMENDMENT TO:
DATE:  06/21/96                                 DIVISION OF PURCHASING
TIME:  02:00 PM                                 301 W. HIGH ST., RM 580
                                                P.O. BOX 809
                                                JEFFERSON CITY, MO  65102-0809

---------------------------------------

     6969534
     ENCORE CONSULTING
     ATTN:  TOM MCLEOD
     464 FOX TRAIL DRIVE
     LAKE ST LOUIS MO 63367

-------------------------------------------------------------------------------

                         AMENDMENT #004 TO IFB B600907

                  TITLE:  CONSULTING SERVICES - IEF CASE TOOL

                           VARIOUS AGENCY LOCATIONS
                             THROUGHOUT THE STATE

-------------------------------------------------------------------------------

                          MUST BE SIGNED TO BE VALID

-------------------------------------------------------------------------------

     THE BIDDER HEREBY DECLARES UNDERSTANDING, AGREEMENT AND CERTIFICATION OF COMPLIANCE TO PROVIDE THE ITEMS AND/OR SERVICES, AT THE PRICES QUOTED, IN ACCORDANCE WITH ALL TERMS AND CONDITIONS, REQUIREMENTS AND SPECIFICATIONS CONTAINED HEREIN AND FURTHER AGREES THAT THE LANGUAGE OF THIS DOCUMENT SHALL GOVERN IN THE EVENT OF A CONFLICT WITH HIS/HER BID. THE BIDDER FURTHER AGREES THAT UPON RECEIPT OF AN AUTHORIZED PURCHASE ORDER FROM THE DIVISION OF PURCHASING OR WHEN THIS DOCUMENT IS COUNTERSIGNED BY AN AUTHORIZED OFFICIAL OF THE STATE OF MISSOURI, A BINDING CONTRACT SHALL EXIST BETWEEN THE BIDDER AND THE STATE OF MISSOURI.

------------------------------------------------------------------------------
AUTHORIZED SIGNATURE                        PRINTED NAME                              TITLE
/s/ Thomas E. McLeod                        Thomas E. McLeod                          President
---------------------------------------------------------------------------------------------------------------------
COMPANY                                     DATE
ENCORE CONSULTING, INC.                    6/21/96
-------------------------------------------------------------------
MAILING ADDRESS                             PHONE
464 FOX TRAIL DR.                          314/ 561-1733
-------------------------------------------------------------------
CITY                                        STATE                     ZIP
LAKE ST. LOUIS                              MO                        63367
---------------------------------------------------------------------------------------------------------------------
STATE VENDOR NO. (IF KNOWN)                 FEDERAL TAX NO.           FAX NO.
6969534                                     43-1748216                314/ 561-4043
---------------------------------------------------------------------------------------------------------------------
NOTICE OF AWARD:  (STATE USE ONLY)    CONTRACT NO:  C600907002
---------------------------------------------------------------------------------------------------------------------
ACCEPTED BY STATE OF MISSOURI AS FOLLOWS:
In its entirety.  Primary contract award for Category Two consulting services; secondary contract award for Category
 One consulting services.
Contract Period:  09/01/96 though 08/31/97
---------------------------------------------------------------------------------------------------------------------
BUYER                                       DATE                      DIRECTOR
Al Collier       /s/ Al Collier             8-28-96                  /s/ Joyce Murphy
---------------------------------------------------------------------------------------------------------------------

                             AGREEMENT AND CONSENT
                             ---------------------

                           TO ASSIGNMENT OF CONTRACT
                           -------------------------

Mr. Tom McLeod                      Mr. James Bildner, CEO
---------------------------         -------------------------------
Encore Consulting                   TIER Corporation
---------------------------         -------------------------------
464 Fox Tail Drive                  711 Old Ballas Road: Ste 110
---------------------------         -------------------------------
Lake St. Louis, MO  63367           St. Louis, MO 63141
---------------------------         -------------------------------
 (the Assignee)                            (the Assignor)

RE: Contract Number C600907002 (hereinafter "Contract") between the State of Missouri and Encore Consulting

     In accordance with paragraph 5.1 (Part II) in the Terms and Conditions of Contract C600907002, the State of Missouri hereby consents to the assignment of the contract in its entirety (by the Assignor to the Assignee) due to transfer of assets from Encore Consulting to TIER Corporation. This consent does not entitle Assignee to receive payment in any amount above that which Assignor would otherwise receive.

     It is agreed that Assignee shall honor and comply with all terms and conditions, requirements and specifications of the Contract and that the State of Missouri is entitled to performance by Assignee of all of the obligations under the Contract and/or any assignments thereof. In addition, the Assignee releases the State of Missouri from all responsibilities for payment made previously to the Assignor pursuant to the contract.

     Assignee agrees that any payments made by the State of Missouri pursuant to the Contract, including all of those payments assigned to Assignee, shall be contingent upon the performance of Assignee in accordance with all terms and conditions, requirements and specifications of the contract, and the approval and acceptance of such performance by the State of Missouri.

IN WITNESS THEREOF, the parties hereto have executed this Agreement and Consent the day and year stated below.


----------------------------------             --------------------------------
      Encore Consulting                                 TIER Corporation
----------------------------------             --------------------------------

BY: /s/ Tom Mcleod                             BY:   /s/ James Bildner, its CEO
   -------------------------------                -----------------------------
NAME:  Mr. Tom McLeod                          NAME:  Mr. James Bildner
     -----------------------------                  ---------------------------
TITLE:  President                              TITLE:  Chief Executive Officer
      ----------------------------                   --------------------------
DATE:  1/21/96                                 DATE:    1/21/96
     -----------------------------                  ---------------------------


APPROVED BY THE STATE OF MISSOURI


BY: /s/ James Miluski
   -------------------------------
NAME:   James Miluski
     -----------------------------
TITLE:   Assistant Director
      ----------------------------
DATE:   1/21/97
     -----------------------------

                                        ---------------------------------------

[Missouri seal]                         NO.  :  C600907002-004
                                        DATE  :  06/17/97
STATE OF MISSOURI                       REQ NO :  999818139
OFFICE OF ADMINISTRATION                BUYER  :  AL COLLIER
DIV OF PUR & MAT MGMT                   PHONE  :  573-751-1686    BUYER NO. 066

-------------------------------------------------------------------------------
RETURN AMENDMENT NO LATER THAN:                 RETURN AMENDMENT TO:
DATE  :  07/01/97                               DIVISION OF PURCHASING
TIME  :  05:00 PM                               301 W. HIGH ST., ROOM 580
                                                HARRY S TRUMAN BUILDING
                                                JEFFERSON CITY, MO  65101

---------------------------------------

TO:  6971725
     TIER TECHNOLOGIES, INC.
     ATTN:  JAMES BILDNER
     1350 TREAT BLVD. SUITE 250
     WALNUT CREEK   CA   94596
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                NOTIFICATION OF RENEWAL FOR CONTRACT C600907002

                           VARIOUS AGENCY LOCATIONS
                             THROUGHOUT THE STATE

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                          MUST BE SIGNED TO BE VALID

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
AUTHORIZED SIGNATURE                 PRINTED NAME              TITLE
/s/ G. K. Ross                       George K. Ross            CFO & S VP
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
COMPANY                                  DATE
Tier Technologies                       7-23-97
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MAILING ADDRESS                          PHONE
1350 Treat Blvd., Suite 250              510-937-3950 x 167
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CITY                                     STATE                   ZIP
Walnut Creek                             CA                    94596
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STATE VENDOR NO. (IF KNOWN)              FEDERAL TAX NO.         FAX NO.
                                       94-3145844                510-937-3752
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NOTICE OF AWARD:  (STATE USE ONLY)    CONTRACT NO:  C600907002-004
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ACCEPTED BY STATE OF MISSOURI AS FOLLOWS:
     ACCEPTED IN ITS ENTIRETY.
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BUYER                                    DATE                    DIRECTOR
AL COLLIER  /s/ Al Collier             7-25-97                /s/ Joyce Murphy
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